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        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       -------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                     ------------

                                GREAT LAKES REIT, INC.
                (Exact Name of Registrant as Specified in Its Charter)

              MARYLAND                                36-3844714
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

    823 COMMERCE DRIVE, SUITE 300
         OAK BROOK, ILLINOIS                             60521
(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon filing  securities and is to become effective
pursuant to the General                  simultaneously with the
Instruction A(c)(1), please check        effectiveness of a concurrent
the following box.         / /           registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2), please
                                         check the following box.       / /

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

Common Stock, $.01 par value           New York Stock Exchange
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-------------------------------------   -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
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                                   (Title of Class)

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                                   (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         The information required by this item is set forth under the caption "Capital Stock of the Company" in the Registration Statement on Form S-11
(No. 333-22619) of Great Lakes REIT, Inc., a Maryland corporation (the "Company"), as filed with the Securities and Exchange Commission (the "Commission") on February 28, 1997 (as supplemented and amended through the date hereof, the "S-11"). Any prospectus related to the S-11 and subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein.

ITEM 2.  EXHIBITS

         The following exhibits are filed with the New York Stock Exchange, Inc. but are not filed with, or incorporated by reference in, this Registration Statement on Form 8-A filed with the Commission.

         2.1 The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2.2 The Company's Proxy Statement for the Annual Meeting held September 24, 1996.

         2.3  Charter of the Company.

         2.4  Bylaws of the Company.

         2.5 Specimen Certificate for the Common Stock, $.01 par value, of the Company.

         2.6  The Company's 1995 Annual Report to Stockholders.


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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on April 21, 1997.


                             GREAT LAKES REIT, INC.



                        By:  /s/ Richard L. Rasley
                             ----------------------------
                             Richard L. Rasley
                             Executive Vice President, Secretary
                             and General Counsel


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